UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2017 (April 21, 2017)

TIANCI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada		45-5440446
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Xusheng Building, Yintian Road, Bo’an District, Shenzhen, Guangdong Province, People’s Republic of China	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-0755 83695082

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement

Tianci International, Inc. (the “Company”, “we”, “us”) entered a Securities Purchase Agreement (the "Agreement") with Shifang Wan ("Wan"), dated April 21, 2017. Pursuant to the Agreement, Wan purchased 500,000 shares of the common stock of the Company, par value $0.0001 per share, for an aggregate price of $5,000 (the "Shares") in a private sale transaction (the "Private Sale"). The Private Sale contemplated in the Agreement closed on the same day.

The Shares issued in the Private Sale are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation S promulgated thereunder.

A copy of the Agreement is attached hereto as Exhibit 10.1. The foregoing is only a brief description of the material terms of the Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Item 3.02 Unregistered Sales of Equity Securities.

       The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement by and between the Company and Shifang Wan, dated April 21, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2017	Tianci International, Inc.

	By:	/s/ Cuilian Cai
	Name:	Cuilian Cai
	Title:	Chief Executive Officer

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